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                                                                     EXHIBIT 4.1

                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                             BELL MICROPRODUCTS INC.

         W. Donald Bell and Holly Anderson certify that:

         1. They are the President and Secretary, respectively, of Bell Microproducts Inc., a California corporation (the "Corporation").

         2.       Amendment to Articles of Incorporation.

         Article III of the Amended and Restated Articles of Incorporation of this Corporation is amended to read in its entirety as set forth below:

                                      "III

                  This corporation is authorized to issue two classes of shares of stock which shall be designated, respectively, "Common" and "Preferred." The total number of shares that this Corporation is authorized to issue is ninety million (90,000,000) shares. The number of shares of Common Stock authorized is eighty million (80,000,000) shares, $0.01 par value. The number of shares of Preferred Stock authorized is ten million (10,000,000) shares, $0.01 par value.

                  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

         3. The foregoing Amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

         4. The foregoing Amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock of the Corporation entitled to vote is 27,152,461. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

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         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         Executed on May 26, 2004 at San Jose, California.

                                                /s/ W. Donald Bell
                                         --------------------------------------
                                         W. Donald Bell, President

                                                /s/ Holly Anderson
                                         --------------------------------------
                                         Holly Anderson, Secretary

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                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                             BELL MICROPRODUCTS INC.

         W. Donald Bell and Remo E. Canessa certify that:

         1. They are the President and Secretary, respectively, of Bell Microproducts Inc., a California corporation (the "Corporation").

         2.       Amendment to Articles of Incorporation.

         Article III of the Amended and Restated Articles of Incorporation of this Corporation is amended to read in its entirety as set forth below:

                                      "III

                  This corporation is authorized to issue two classes of shares of stock which shall be designated, respectively, "Common" and "Preferred." The total number of shares that this Corporation is authorized to issue is fifty million (50,000,000) shares. The number of shares of Common Stock authorized is forty million (40,000,000) shares, $0.01 par value. The number of shares of Preferred Stock authorized is ten million (10,000,000) shares, $0.01 par value.

                  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

         3. The foregoing Amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

         4. The foregoing Amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock of the Corporation entitled to vote is 9,383,597. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

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         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         Executed on August 18, 2000 at San Jose, California.

                                               /s/ W. Donald Bell
                                         -------------------------------------
                                         W. Donald Bell, President

                                               /s/ Remo E. Canessa
                                         --------------------------------------
                                         Remo E. Canessa, Secretary

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                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                             BELL MICROPRODUCTS INC.

         W. Donald Bell and Tor R. Braham hereby certify that:

         1. They are the President and the Assistant Secretary, respectively, of Bell Microproducts Inc., a California corporation (the "Corporation").

         2. The Articles of Incorporation of this Corporation are hereby amended and restated in full to read as follows:

                                        I

         The name of this corporation is Bell Microproducts Inc.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         This corporation is authorized to issue two classes of shares of stock which shall be designated, respectively, "Common" and "Preferred." The total number of shares that this Corporation is authorized to issue is thirty million (30,000,000) shares. The number of shares of Common Stock authorized is twenty million (20,000,000) shares, $0.01 par value. The number of shares of Preferred Stock authorized is ten million (10,000,000) shares, $0.01 par value.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       IV

         A. Limitation of Directors' Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

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         B.       Indemnification of Corporate Agents. This Corporation is
authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) of the Corporation through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise in excess of that expressly permitted by said Section 317 for said agents to the fullest extent permissible under California law, subject to the limits set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to this Corporation or its shareholders.

         C. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of the Corporation shall not adversely affect any right of indemnification or limitation of liability of an agent of the Corporation relating to acts or omissions occurring prior to such repeal or modification.

         3. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

         4. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. At the time such shareholder vote was taken, the total number of outstanding shares of Common Stock of the Corporation was 1,512,490; the total number of outstanding shares of Series A Preferred Stock of the Corporation was 734,671; the total number of outstanding shares of Series B Preferred Stock of the Corporation was 270,000; the total number of outstanding shares of Series C Preferred Stock of the Corporation was 581,819; the total number of outstanding shares of Series D Preferred Stock of the Corporation was 455,703. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was (i) more than 50% of all outstanding shares, (ii) more than 50% of the outstanding shares of Common Stock, (iii) more than 50% of the outstanding shares of Series A and Series B Preferred Stock, voting together as a separate class, (iv) more than 50% of the outstanding shares of Series C and Series D Preferred Stock, voting together as a separate class, and (v) more than 50% of the outstanding shares of Preferred Stock, voting as a class. Subsequent to the shareholder approval and prior to the filing, all outstanding preferred shares were converted into Common Stock of the Corporation, at the closing of the Corporation's initial public offering.

         The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to their own knowledge.

         Executed on June 22, 1993 at San Jose, California.

                                         /s/ W. D. Bell
                                         --------------------------------------
                                         W. Donald Bell, President

                                         /s/ Tor R. Braham
                                         --------------------------------------
                                         Tor R. Braham, Assistant Secretary